UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BOXABL INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BOXABL Inc.

5345 E. N. Belt Road

North Las Vegas, NV 89115

NOTICE OF ACTION

TAKEN BY WRITTEN

CONSENT OF

STOCKHOLDERS

March X, 2024

Dear Stockholders:

This Notice and the enclosed Information Statement are being furnished by the Board of Directors (the “Board”) of BOXABL Inc., a Nevada corporation (“BOXABL” or the “Company”), to holders of record of the Company’s common stock, $0.00001 par value (the “Common Stock”) and non-voting preferred stock, par value $0.00001, (the “Non-Voting Preferred Stock” and together with the Common Stock (the “Capital Stock”). Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nevada Revised Statutes (“NRS”) 78.0296(3), the purpose of this Information Statement is to inform those with voting rights to the Company’s Common Stock (the “Common Stockholders”) and holders of the Non-Voting Preferred Stock (the “Non-Voting Preferred Stockholders,” and together with the Common Stockholders, the “Stockholders”) that, on March X, 2024, the Board and holders of at least 60% of the voting power of the Company entitled to vote on the following matters (the “Consenting Stockholders”), took action by written consent in lieu of a special meeting of Stockholders (the “Written Consent”) to:

(i)	Adopt, approve, ratify, confirm and validate:

a.	The Fifth Amended and Restated Articles of Incorporation (the “Fifth A&R Articles”) in the form attached hereto as Exhibit A, amending and restating the Fifth A&R Articles effective as of September 1, 2023, and the certificate of validation required or contemplated by NRS 78.0296 (such certificate of validation, together with the A&R Articles, the “Nevada SOS Validation”);

b.	Any and all actual or purported corporate acts, as defined in NRS 78.0296(7), not in compliance, or purportedly not in compliance, with applicable law or the Company’s articles of incorporation or bylaws of the Corporation in effect at the time of such corporate acts including, without limitation, any and all actual or purported issuances of the Company’s Capital Stock of the (together with the Nevada SOS Validation, the “Corporate Act Validations”); and

(ii)	Authorize, approve, ratify and confirm:

a.	The size and composition of the current Board effective as of August 10, 2023;

b.	The election of the current officers of the Company as of March X, 2024; and

c.	All prior issuances and transfers of the Company’s Common Stock, par value $0.00001 (the “Common Stock”), and Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock, par value $0.00001 (the “Preferred Stock,” and together with the Common Stock, the “Capital Stock”).

A copy of the Fifth Amended and Restated Articles of Incorporation is attached as Exhibit A to this Information Statement.

As of the close of business on March X, 2024, (the “Record Date”), the Company had 3,000,000,000 issued and outstanding shares of Common Stock, taking into consideration the conversion of all issued and, and excluding any shares that may be issued under currently issued and outstanding options, restricted stock units, warrants, or under the Amended and Restated Stock Incentive Plan.

The Written Consent constitutes the only Stockholder approval required to approve the corporate actions described above. The Board is not soliciting your proxy or consent in connection with these corporate actions, and no proxies or other consents have been or will be requested from any other Stockholders.

In accordance with Rule 14c-2 of the Exchange Act, the Fifth A&R Articles and all other corporate acts described herein will become effective no earlier than the 20th calendar day after the Information Statement is mailed to holders of our Common Stock. The Information Statement is being distributed and made available on or about March X, 2024.

The full text of the Information Statement will also be made available on our website at https://www.BOXABL.com/sec-info-statements/. If you want to receive an electronic copy of the Information Statement via e-mail, you must request one. You may request a copy by mailing the Company at BOXABL Inc., Attention: Investor Relations Manager, 5345 E. N. Belt Road, North Las Vegas, NV 89115, by calling 1 (888) 893-1476, or by e-mail to invest@BOXABL.com. The entire cost of furnishing the Information Statement will be borne by the Company.

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first made available to you on or about March X, 2024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE EACH OF THE CORPORATE ACTS IDENTIFIED IN THE ABOVE NOTICE.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT: THE INFORMATION STATEMENT IS AVAILABLE AT HTTPS://WWW.BOXABL.COM/SEC-INFO-STATEMENTS/.

By Order of the Board of Directors

/s/ Paolo Tiramani
Paolo Tiramani
CEO

North Las Vegas, Nevada

March X, 2024

2

TABLE OF CONTENTS

Introductory Statement	4

Forward-Looking Statements	8

Notice Item 1: Adoption, approval, ratification, confirmation and validation of the Nevada SOS Validation, including amendment and restatement of the Fifth Amended and Restated Articles of Incorporation, and the Corporate Act Validations.	6

Security Ownership of Certain Beneficial Owners and Management	8

Directors, Executive Officers and Significant Employees	9

Director Independence and Corporation Governance	11

Recent Unregistered Sales of Securities	16

Delivery of Documents to Security Holders Sharing an Address	18

Additional Information	18

3

BOXABL Inc.

5345 E. N. Belt Road

North Las Vegas, NV 89115

INFORMATION STATEMENT PURSUANT

TO SECTION 14(C) OF THE SECURITIES

EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED

THEREUNDER

INTRODUCTORY STATEMENT

BOXABL Inc. (“BOXABL” or the “Company”) is a Nevada corporation with principal executive offices located at 5345 E. N. Belt Road, North Las Vegas, Nevada 89115. The telephone number is (702) 500-9000. On March X, 2024, the Company’s Board of Directors (the “Board”) and holders of at least 60% of the voting power of the Company entitled to vote on the following matters (the “Consenting Stockholders”), after careful consideration, acted by joint written consent in lieu of a special meeting of Stockholders to:

(i)	Adopt, approve, ratify, confirm and validate:

a.	The Fifth Amended and Restated Articles of Incorporation (the “Fifth A&R Articles”) in the form attached hereto as Exhibit A, amending and restating the Fifth A&R Articles effective as of September 1, 2023, and the certificate of validation required or contemplated by NRS 78.0296 (such certificate of validation, together with the A&R Articles, the “Nevada SOS Validation”);

b.	Any and all actual or purported corporate acts, as defined in NRS 78.0296(7), not in compliance, or purportedly not in compliance, with applicable law or the articles of incorporation or bylaws of the Corporation in effect at the time of such corporate acts including, without limitation, any and all actual or purported issuances of the capital stock of the Corporation (together with the Nevada SOS Validation, the “Corporate Act Validations”); and

(ii)	Authorize, approve, ratify and confirm:

a.	The size and composition of the current Board effective as of August 10, 2023;

b.	The election of the current officers of the Company effective as of March X, 2024; and

c.	All prior issuances and transfers of the Company’s Common Stock, par value $0.00001 (the “Common Stock”), the Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock, par value $0.00001 (the “Non-Voting Preferred Stock,” and together with the Common Stock, the “Capital Stock”).

This Information Statement is being sent to holders of record of the Company’s Capital Stock (the “Stockholders”) as of March X, 2024 (the “Record Date”), by the Board to notify them about the foregoing actions (the “Corporate Actions”) that were jointly approved by the Board and the Consenting Stockholders by written consent in lieu of a special meeting of the Company’s stockholders (the “Written Consent”). The Written Consent was obtained on March X, 2024, in accordance with the Company’s Fourth Amended and Restated Articles of Incorporation (the “Fourth A&R Articles”), the Company’s Bylaws (the “Bylaws”), and Nevada Revised Statutes (“NRS”) 78.315(2), 78.320(2) and 78.0296.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Copies of this Information Statement are expected to be made available on or about March X, 2024, to the holders of record on the Record Date of our outstanding Capital Stock. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

4

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO:

(i)	Adopt, approve, ratify, confirm and validate:

a.	The Fifth Amended and Restated Articles of Incorporation (the “Fifth A&R Articles”) in the form attached hereto as Exhibit A, amending and restating the Fifth A&R Articles effective as of September 1, 2023, and the certificate of validation required or contemplated by NRS 78.0296 (such certificate of validation, together with the A&R Articles, the “Nevada SOS Validation”);

b.	Any and all actual or purported corporate acts, as defined in NRS 78.0296(7), not in compliance, or purportedly not in compliance, with applicable law or the articles of incorporation or bylaws of the Corporation in effect at the time of such corporate acts including, without limitation, any and all actual or purported issuances of the capital stock of the Corporation (together with the Nevada SOS Validation, the “Corporate Act Validations”); and

(ii)	Authorize, approve, ratify and confirm:

a.	The size and composition of the current Board effective as of August 10, 2023;

b.	The election of the current officers of the Company effective as of March X, 2024; and

c.	All prior issuances and transfers of the Company’s Common Stock, par value $0.00001 (the “Common Stock”), the Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock, par value $0.00001 (the “Non-Voting Preferred Stock,” and together with the Common Stock, the “Capital Stock”).

VOTES REQUIRED

Pursuant to the Company’s Fourth Amended and Restated Articles of Incorporation, holders of the Company’s Common Stock are entitled to one vote per share of Common Stock.

Pursuant to NRS 78.315(2) and 78.320(2) and Article II, Section 2.11 of the Bylaws provide that Stockholders of the Company may act by written consent without a meeting and without prior notice if a consent or consents in writing, setting forth the actions to be taken, are signed by Stockholders holding a number of outstanding shares representing at least a majority of the voting power or such greater proportion of voting power required for such action at a meeting.

As of the close of business on the Record Date, the Company had 3,000,000,000 issued and outstanding shares of Common Stock excluding any shares that may be issued under currently issued and outstanding options, restricted stock units, warrants, or under the Amended and Restated Stock Incentive Plan.

As of the close of business on the Record Date, the Consenting Stockholders together owned 2,993,145,400 shares of the Company’s Common Stock and representing approximately 99.8% of the voting power of the voting securities of the Company.

On March X, 2024, the Company received the Written Consent from the Consenting Stockholders approving the Corporate Act Validations and the authorization, approval and ratification of the Company’s size and composition of the Board, its current officers, and all prior issuances and transfers of its Capital Stock. Receipt of the Written Consent from the Consenting Stockholders representing 2,993,145,400 votes, which constitutes at least a majority of the outstanding voting power of the Stockholders as required by NRS 78.320(2), and more than 60% of the voting power of the outstanding shares of Capital Stock of the Company as required by Section 2.02 of the Company’s Fourth Amended and Restated Stockholders Agreement.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Except as otherwise disclosed in this Information Statement, no officer, director or director nominee of the Company has any substantial interest in the matters acted upon, other than his role as an officer, director or stockholder of the Company. No director of the Company informed the Company that such director opposed any of the actions as set forth in this Information Statement.

5

ITEM 1

VALIDATION OF THE FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION

(EFFECTIVE AS OF SEPTEMBER 1, 2023)

The Board has deemed it advisable and in the best interests of the Company to adopt, approve, ratify, confirm and validate, and the Consenting Stockholders have consented to the ratification and validation of the Fifth Amended and Restated Articles of Incorporation and the certificate of validation required by NRS 78.0296 (such certificate of validation, together with the A&R Articles, the “Nevada SOS Validation”) and filing the Nevada SOS Validation with the Secretary of State of Nevada . On September 1, 2023, the Company filed the Fifth A&R Articles with the Nevada Secretary of State for the purpose of increasing the number of authorized shares of Preferred Stock to 13,400,000,000, and designating 8,750,000,000 shares as Non-Voting Series A-3 Preferred Stock, par value $0.00001 (the “Non-Voting Series A-3 Preferred Stock”). Although the Board had adopted a resolution approving this action, and certain members of the Board also control a majority of the voting power, in order to properly approve the Fifth A&R Articles in accordance with NRS 78.390, the Company would have also needed to obtain the approval of those members of the Board in their respective capacities as stockholders, as well as stockholder approval from several other entities through which those board members hold some of their voting shares as required by NRS 78.390, which it did not do. Furthermore, under Section 2.02 of the Company’s Fourth Amended and Restated Stockholders Agreement (the “Fourth A&R Stockholders Agreement”), an amendment, modification or restatements of the articles of incorporation must obtain a supermajority approval of 60% affirmative vote or consent of the issued and outstanding voting shares, which is the Company’s Common Stock. As a result, the Fifth A&R Articles were not validly authorized, and any shares of Capital Stock issued pursuant to the amendments to the Company’s authorized Capital Stock purportedly enacted thereunder were also not properly authorized or validly issued. As a result of this Written Consent, and after the Company properly files the Nevada SOS Validation with the Nevada Secretary of State, the Company’s Fifth A&R Articles, the increase in the number of shares of Non-Voting Preferred Stock, and designation of Non-Voting Series A-3 Preferred Stock will be ratified and validated, effective as of September 1, 2023, pursuant to NRS 78.0296.

ITEM 2

VALIDATION OF CORPORATE ACTS, INCLUDING

ACTS TAKEN IN CONNECTION WITH THE ISSUANCES OF SHARES

The Board has deemed it advisable and in the best interests of the Company to adopt, approve, ratify, confirm and validate, and the Consenting Stockholders have consented to, the ratification and authorization of any and all corporate acts, as defined in NRS 78.0296(7), not in compliance, or purportedly not in compliance, with applicable law or the articles of incorporation or bylaws of the Corporation in effect at the time of such corporate acts including, without limitation, any and all actual or purported issuances of the capital stock of the Corporation (together with the Nevada SOS Validation, the “Corporate Act Validations”). Since September 1, 2023, the date on which the Company filed its Fifth A&R Articles with the Nevada Secretary of State, the Company has engaged in multiple offerings of its securities involving shares of Non-Voting Series A-3 Preferred Stock. As a result of the invalid Fifth A&R Articles, the shares of Non-Voting Series A-3 Preferred Stock were not validly issued because the amendments to the Fifth A&R Articles were intended to authorize additional shares and designate those shares as Non-Voting Series A-3 Preferred Stock. Accordingly, the Non-Voting Series A-3 shares sold between September 1, 2023, and March 6, 2024, were not valid.

Beginning September 1, 2023, the Company commenced an exempt offering of Non-Voting Series A-3 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. As of March 6, 2024, the Company sold 8,343,400 shares for gross proceeds of $4,184,141. The proceeds raised in this offering were used to fund the development of the Company’s manufacturing facilities, working capital and compensation of executive officers and employees.

6

With respect to contemplated offerings involving the Company’s Non-Voting Series A-3 Preferred Stock, on February 23, 2024, the Company filed an offering statement on Form 1-A, Commission File No. 024-12402, in anticipation of offering under Regulation A up to 80,000,000 shares of its Non-Voting Series A-3 Preferred Stock to investors for cash up to a maximum of $64,000,000 gross proceeds, plus an additional potential issuance of up to 12,000,000 Bonus Shares for no additional consideration (the “Regulation A Offering”). The Regulation A Offering also contemplates selling securityholders selling up to a maximum of 12,500,000 shares of Common Stock for potential maximum gross proceeds of $10,000,000, and up to a maximum of 1,250,000 shares of Non-Voting Series A Preferred Stock for potential maximum gross proceeds of $1,000,000. The Company is also contemplating a concurrent exempt offering of Non-Voting Series A-3 Preferred Stock to accredited investors under Rule 506(c) of Regulation D up to a maximum amount of $1,000,000,000 on the same terms as the Regulation A Offering. The Company is also contemplating an exempt offering of Non-Voting Series A-3 Preferred Stock in the United Kingdom. Proceeds raised in these offerings, if any, will be used to fund the development of the Company’s manufacturing facilities, working capital and compensation of executive officers and employees.

With respect to the Company’s Non-Voting Series A-2 Preferred Stock, the Company is conducting an offering into specific Canadian provinces through Frontfundr.com, which is exclusive to Canadian residents. In this offering, all sales are made through FrontFundr Financial Services Inc. (“FrontFundr”), which is registered as an exempt market dealer in British Columbia, Alberta, Ontario, Manitoba, New Brunswick, Nova Scotia, Saskatchewan and Quebec, and the Company has complied with prospectus exemption requirements. That offering is strictly limited to residents of those specific Canadian provinces, which is confirmed by FrontFundr. Our most recent closing in this offering was December 12, 2023, resulting in total sales of 388,082 shares of Non-Voting Series A-2 Preferred Stock for gross proceeds of $310,466.

Additionally, on June 15, 2023, the Company engaged in an all-stock statutory merger (the “Merger”) with 500 Group, Inc., a New York corporation, controlled by Paolo Tiramani, and parent to Build IP (altogether, “500 Group”), which previously owned intellectual property, some of which was licensed to the Company for its operations. After the Merger, all of the intellectual property held by Build IP now belongs to the Company. As consideration for the Merger, the Company issued 37,500,000 shares of Non-Voting Series A-2 Preferred Stock for 500 Group’s 100 shares of common stock in a transaction valued at $30,000,000 or $0.80 per share. Although the Merger was appropriately authorized by the Board and the Consenting Stockholders (separately from the Written Consent), the Articles of Merger were not filed with the Nevada Secretary of State, and therefore, did not become effective. Under the terms of the merger agreement, the Non-Voting Series A-2 Preferred Stock were to be issued at the effective time of the Merger. However, because the Merger was not consummated, the Company’s issuance of the Non-Voting Series A-2 Preferred Stock to Mr. Tiramani on June 15, 2023, were not validly issued at the time of the Merger.

A more comprehensive description of the Company’s recent securities offerings can be found below in “Recent Unregistered Sales of Securities.”

As a result, all corporate actions (as defined in NRS 78.0296(7)) that were not in compliance with applicable law and the Company’s governing documents, including its Amended and Restated Articles of Incorporation, Bylaws and Amended and Restated Stockholders Agreement, each as in effect at the time of such actions, including without limitation any issuances of Capital Stock, will be deemed validated and effective upon filing the Corporate Act Validations with the Nevada Secretary of State. The Company will file the Corporate Act Validations no earlier than the 20th calendar day after the Information Statement is mailed to holders of our Common Stock.

ITEM 3

RATIFICATION OF CORPORATE GOVERNANCE MATTERS

The Board has deemed it advisable, and the Consenting Stockholders have consented, that the Company should take additional steps to ensure its corporate governance, including certain corporate actions taken, are ratified and confirmed for purpose of ensuring the Company is in compliance the requirements of Nevada Revised Statutes and the Company’s governing documents, including its Amended and Restated Articles of Incorporation, Bylaws and Amended and Restated Stockholders Agreement, each as in effect at the time of such actions. By letter dated August 31, 2023, the Company made an offer of employment to Martin Costas, the Company’s current Chief Financial Officer, having commenced serving in this role on October 2, 2023. The Company did not formally elect Mr. Costas as an officer of the Company as required by NRS 78.130 . Although this does not impact Mr. Costas in his role as an employee, the Board has deemed it advisable and in the Company’s best interests, and the Consenting Stockholders have consented, to ratify and confirm his election as an officer of the Company, and to also ratify and confirm the election of Mr. Tiramani as Chief Executive Officer.

Furthermore, the Board has deemed it advisable, and the Consenting Stockholders have consented, to ratify the size and composition of the Board itself. Accordingly, effective as of August 10, 2023, the number of individuals constituting the entire Board is seven (7), and that the election each of the following individuals is hereby ratified, confirmed and approved to serve as a Director until the next annual meeting of the Company’s stockholders (or written consent to action in lieu thereof) or until such individual’s earlier death, resignation or removal:

●	Paolo Tiramani
●	Galiano Tiramani
●	David R. Cooper II
●	Veronica Nkwodimmah Stanaway
●	Gregory F. Ugalde
●	Christopher Valasek
●	Zvi Yemini

7

ITEM 4

VALIDATION OF THE SECURITIES LEDGER

The Board has deemed it advisable and in the Company’s best interests, and the Consenting Stockholders have consented, to ratify, confirm and validate the authorization for, and the issuance of, all shares of the Company’s Capital Stock as reflected in the Company’s securities ledger. As result of this Written Consent, every share of Capital Stock, defined as Common Stock and Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock, recorded on the Company’s securities ledger, will have been fully paid and validly issued, and that each holder of Capital Stock listed in the securities ledger is deemed the record holder of such shares as of the effective date of the validation. As described elsewhere in this Information Statement, this validation of the securities ledger and other corporate acts described above will become effective no earlier than the 20th calendar day after the Information Statement is mailed to holders of our Common Stock.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of the Company’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, the Company may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward- looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Quarterly Report on Form 10-Q for the period ending September 30, 2023, its Registration Statement on Form 10-12G, and other periodic and other filings the Company has filed with the Securities and Exchange Commission (the “SEC”) and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table displays, as of December 31, 2023, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 5% of any class of our capital stock entitled to vote, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 5% of any class of our capital stock entitled to vote:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Paolo Tiramani(1)	2,213,755,800 shares of Common Stock (2)	-	73.7919%
Common Stock	Galiano Tiramani(1)	779,389,600 shares of Common Stock (3)(4)	-	25.9797%
Common Stock	Officers and Directors as a Group	2,993,145,400 shares of Common Stock (5)	—	99.7715%

(1) C/O BOXABL INC., 5345 E. No. Belt Rd., North Las Vegas, NV, 89115.

(2) Includes 1,087,800,000 shares of Common Stock owned by the Paolo Tiramani 2020 Family Gift Trust.

(3) Includes 397,800,000 shares of Common Stock owned by the Galiano Tiramani 2020 Family Gift Trust and 2,500,000 shares of Common Stock owned by the Dechomai Asset Trust.

(4) Includes 5,633,800 Non-Qualified Stock Options owned by spouse that are fully vested, have an exercise price of $0.071 and expire October 4, 2031.

(5) Does not include 10,000 shares of Common Stock underlying Restricted Stock Units that vested for each of the five new directors on July 1, 2023, amounting to a total of 50,000 shares of Common Stock. For details regarding vesting terms, see Compensation of Directors and Officers – Compensation of Directors.

8

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In connection with a 2023 exercise to improve the Company’s corporate governance standards and apply additional independent oversight of the Company’s policies and operations, five directors have been duly appointed to serve a one-year term as of June 16, 2023 until June 15, 2024. The Company has charged the directors with adopting governance policies to comply with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and Securities and Exchange Commission (“SEC”) rules relating to Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and other corporate governance matters as described more fully in Director Independence and Corporate Governance, below.

As of February 1, 2024, our directors, executive officers and significant employees were as follows:

Name	Position	Age	Term in Office	Fulltime with the Company
Executive Officers
Paolo Tiramani	Founder and CEO	63	Since December 2017	Yes
Galiano Tiramani	Director of Marketing	36	Since December 2017	Yes
Martin Noe Costas	Chief Financial Officer	46	Since October 2023	Yes

Directors *
Paolo Tiramani	Director	63	Since June 2020
Galiano Tiramani	Director	36	Since June 2020
David R. Cooper II	Director	53	Since June 2023
Veronica Nkwodimmah Stanaway	Director	53	Since June 2023
Gregory F. Ugalde	Director	63	Since June 2023
Christopher J. Valasek	Director	41	Since June 2023
Zvi Yemini	Director	73	Since June 2023

Significant Employees
Kyle Denman	Senior Engineer	30	Since December 2017	Yes

Directors, Officers and Significant Employees

Paolo Tiramani, Founder and Chief Executive Officer, Director

An industrial designer and mechanical engineer, Paolo has over 150 patent filings which have generated more than $1 billion in retail sales. Paolo founded BOXABL in 2017 and has funded BOXABL to date through his intellectual property investment company 500 Group Inc., which has been in operation since 1986. Paolo also founded Supercar System in 2014. Paolo moved operations to Las Vegas, Nevada five years ago for its strategic location, business and tax climate to develop the BOXABL project into an operating company. Paolo and Galiano Tiramani are father and son.

Galiano Tiramani, Founder and Director of Marketing, Director

Galiano is a serial entrepreneur who has founded several successful startups. Notably, a cryptocurrency exchange and bitcoin ATM network that was founded in 2014 and later sold. He also founded and operated a large green farming and processing facility in Northern California before moving to Las Vegas to pursue BOXABL full time. Galiano holds a bachelor’s degree in business. Paolo and Galiano Tiramani are father and son.

Martin Noe Costas, Chief Financial Officer

Martin Costas is a highly accomplished and visionary leader with an exceptional decade-long track record of strategic and operational excellence. With a solid foundation from over 8 years with public accounting with PwC and over 15 years with Fortune 500 companies, Martin has consistently demonstrated his strategic prowess and operational acumen. His most recent position was as CFO with Honeywell Process Solutions, a $4 billion+ global business pioneer in automation control, instrumentation, and services, where he served as CFO from 2022 until October 2023. Prior to this role, he served 3 years (2019 – 2022) as CFO at Nexans Amercable, a global leader in jacketed electrical power, control, and instrumentation cable. From 2017 to 2019 Martin led a Fortune 100 finance transformation as Global Process Owner with Sysco. Prior to that time, he spent over 9 years with SLB (formerly Schlumberger) where he led the finance function of a $6billion+ global Business as the Drilling Solutions Global Controller. Martin has a robust academic foundation, including an MBA from Universität de Barcelona and a bachelor’s degree from Universidad Argentina De La Empresa (UADE), combines academic rigor with practical expertise. His global perspective, fluency in multiple languages, and commitment to excellence continue to make him a trailblazing leader in the business world.

9

David R. Cooper II, Director

David is a self-styled “super connector” in the global industrialized construction sector who has built a multimedia highway of case studies featuring industry leaders who drive business forward. He has spent the last four years touring smart cities, net zero master planned communities, manufacturing facilities, skills training academies, job sites and more seeking out emerging building products, technology and advanced building processes across the United States, Europe and the United Kingdom. Since February 2020, David has served as host of Dave Cooper Live, LLC, an online talk show about technology, innovation and evolution of construction business. From November 2010 to October 2020, David was Managing Director at Connecticut Valley Homes, a New England based builder using volumetric modular construction for custom homes and commercial projects. David believes that changes for the greater good of the building manufacturing industry and those working in it will have a significant impact on our environment and people everywhere.

Veronica Nkwodimmah Stanaway, Director

Veronica is a financial professional with a solid track record in accounting, finance, and tax. She is an innovative thinker with strong leadership skills, excellent communication skills and a history of working with all organizational levels to implement change and improve operational performance and company value. Since February 2023, Veronica has served as Interim CFO with Oakcliff Capital Partners LP, an investment management fund that invests in publicly traded securities, where she managed all financial accounts and operations of the fund. Veronica shifted focus to family and social causes beginning in 2014 and has volunteered her time, raising funds, and providing other services with the following organizations: Bronxworks from 2016 to present; Croton PTA, Schools and Community Organizations from September 2019 to present, Harry Chapin Memorial Run Against Hunger volunteer and Board Member from March 2022 to present. Veronica also has depth of leadership experience based on her service as Senior Manager of Financial Services in Ernst & Young’s Bangalore offices between January 2010 and July 2012, during which time she managed a staff of over 250; conducted recruitment, training, yearly budget and staffing projections, review of compensation, and was recognized for “Exceptional Client Service” in her first year of leading the India practice.

Gregory F. Ugalde, Director

Gregory is the President and Chief Legal Officer of T&M Building Co, Inc., based out of Torrington, CT, where he is responsible for company operations related to home building and land development, a role he has held since April 1994. He has specific experience with legal issues associated with home building and the formation of community developments. His prior experience includes founding legal practices associated with all aspects of land use and development. Gregory is also founder and owner of GFU Investments, LLC, a multifaceted builder and developer of minority-owned businesses concentrating on urban development and affordable housing in Connecticut’s cities. In addition to service as Chairman of the National Association of Home Builders (“NAHB”) in 2019, he has served the NAHB in numerous capacities, including NAHB Immediate Past Chairman 2020-2021, NAHB Board of Directors since 2003, Legal Action Committee and Legal Action Network for Development Strategies from 2000 - 2020, Green Building Task Force 2010-2013, and NAHB Budget and Finance Committee Chair and Vice Chair during 2017 chairman and 2014, respectively.

Christopher J. Valasek, Director

Chris currently serves as Senior Director of Product Security at Cruise LLC, an American self-driving car company headquartered in San Francisco, CA, a position he commenced in March 2023. Prior to that, Chris served at Cruise as Director of Product Security between October 2020 and March 2023; Director of Security, Autonomous Vehicle, between July 2020 and October 2020; and Principal Autonomous Vehicle Security Architect/Engineering Manager between August 2017 and July 2020. Chris is best known for his automotive security research, including a critically acclaimed remote attack of a well-known vehicle brand via its “UConnect” media system. He has also publicly demonstrated many security vulnerabilities in various applications, with a particular focus on Microsoft Windows heap exploitation. Mr. Valasek has experience in all aspects of technical security involving information technology. He was adjunct faculty between January 2013 and June 2020 at Carnegie Mellon University in the Heinz College of Information Systems and Public Policy.

Zvi Yemini, Director

Zvi is an entrepreneur, industrialist, inventor and community activist from Israel, and the founder of The ZAG Industries, Ltd., Hydro Industry and Polymer Logistics. Zvi has experience with many public companies, including as chairperson of TechCare Ltd, a company formerly listed on the New York Stock Exchange, between September 2021 to the present. He also began serving on the board of Skenkar Design College beginning in January 2012, and served as chairperson between September 2014-September 2017, as well as on the board of YMY Industries Ltd. on December 1998. Zvi also served as a director of The Peres Center for Peace from September 2000-September 2017. He also has served on the board of Nanomedic Technology Ltd. since November 2018. He serves as partner and investor to several additional companies that are involved in innovative developments in the fields of medicine, electronics, nanoparticles and ignition.

10

Kyle Denman, Founder and Senior Engineer

Kyle is the senior engineer spearheading development of the BOXABL technology, and joined BOXABL in 2017 following first working with Paolo at Supercar System, where he started in 2016. A graduate in Mechanical Engineering from Stonybrook University, he holds over 20 civil engineering and automotive mechanical patents. Kyle has been swinging a hammer since he was 12 years old for his family-owned construction company and brings a deep understanding of all field issues with the industry combined with substantial engineering skills.

Involvement in Certain Legal Proceedings

By complying with all requirements of his probation and state law, on August 21, 2023, the Superior Court in the County of Lake agreed to dismiss the convictions and vacated the pleas of Galiano Tiramani’s nolo contendere. On July 10, 2019, Mr. Tiramani, who currently serves as Director of Marketing and as a Director on the Company’s Board of Directors, entered a “Nolo Plea” in the Superior Court of California (County of Lake) resulting in a conviction of a misdemeanor for possession of marijuana for sale under California’s Health and Safety Code Section 11359 (“HS 11359”).

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

On June 16, 2023, the Company’s controlling stockholders elected five new and independent members to the Board of Directors, each identified in our table of executive officers and directors in Directors, Executive Officers and Significant Employees (above). The Board is now comprised of a majority of independent directors as determined under the listing standards of the Nasdaq Listing Rule 5605(a) – (e). As described in more detail below, our independent directors also serve on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Paolo Tiramani, Galiano Tiramani, Zvi Yemini, and Gregory F. Ugalde. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	Identifying individuals qualified to become directors consistent with criteria approved by the Board and recommend to the Board the qualified candidates for directorships to be filled by the Board or by the stockholders;
●	Overseeing the evaluation of the Board and key management;
●	Developing and recommending to the Board a set of corporate governance principles applicable to the Company;
●	Oversight of the Company’s practices and strategy as it pertains to the following (each of which may be considered an ESG mandate:

◌	Workforce health and safety;
◌	Human capital management;
◌	Energy efficiency and the environmental impact of the Company’s homebuilding process;
◌	Home affordability, business ethics and compliance; and
◌	Data privacy and protection.

Compensation Committee

Our Compensation Committee is comprised of David R. Cooper II, Veronica Nkwodimmah Stanaway, Gregory F. Ugalde, Christopher J. Valasek, and Zvi Yemini. The Compensation Committee is responsible for, among other things:

●	Determining corporate goals and objectives relevant to the non-independent directors and other executive officers;
●	Determining the compensation of all executive officers and non-independent directors based upon their performance relative to the established goals and objectives;
●	Monitoring incentive and equity-based compensation plans; and
●	Preparation of any required annual report on executive compensation.

11

Audit Committee

Our Audit Committee is comprised of David R. Cooper II, Veronica Nkwodimmah Stanaway, and Gregory F. Ugalde. The Audit Committee is responsible for, among other things:

●	Assisting the Board in fulfilling its oversight responsibilities relating to:

◌	The integrity of the Company’s consolidated financial statements;
◌	The Company’s compliance with legal and regulatory requirements;
◌	The qualifications and independence of the Company’s Independent Auditor; and
◌	The performance of the Company’s internal audit function and independent auditor; and

●	Preparation of any required annual report of the Audit Committee.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Fourth Amended and Restated Articles of Incorporation, our Bylaws and our Fourth Amended and Restated Stockholders Agreement. For a complete description of our capital stock, you should refer to our Fourth Amended and Restated Articles of Incorporation, our Bylaws, our Fourth Amended and Restated Stockholders Agreement, and applicable provisions of the Nevada Revised Statutes.

As of February 1, 2024, our authorized capital stock consists of 10,000,000,000 shares. Of that amount, 6,600,000,000 shares are designated as Common Stock, $0.00001 par value per share, with 3,000,000,000 outstanding as of February 1, 2024. 3,400,000,000 shares are designated as Non-Voting Preferred Stock, $0.00001 par value per share, and as of March 14, 2024:

●	250,000,000 are designated as Non-Voting Series A Preferred Stock, and 194,422,511 shares are outstanding;
●	1,100,000,000 are designated as Non-Voting Series A-1 Preferred Stock, and 850,604,647 shares are outstanding; and
●	1,150,000,000 are designated as Non-Voting Series A-2 Preferred Stock, and 173,955,898 shares are outstanding.

Upon the Corporate Actions taking place as described in “Item 1,” above, the Company’s Fifth A&R Articles will increase the number of authorized shares of Capital Stock to 20,000,000; designate an additional 900,000,000 shares as Non-Voting Series A-2 Preferred Stock; and designate 8,750,000,000 shares as Non-Voting Series A-3 Preferred Stock. Except as noted below, the rights and limitations that apply to the Non-Voting Series A, A-1 and A-2 Preferred Stock will also apply to the Non-Voting Series A-3 Preferred Stock. The Fifth A&R Articles of Incorporation are attached to this Information Statement as Exhibit A.

Non-Voting Series A, A-1, and A-2 Preferred Stock

Voting Rights

Holders of Non-Voting Series A, Non-Voting Series A-1, and Non-Voting Series A-2 Preferred Stock (together, the “Preferred Stock”) will have no voting rights on matters put to the stockholders for a vote.

Dividends

Other than dividends on shares of the Company’s Common Stock payable in shares of Common Stock, the holders of the then outstanding Preferred Stock shall first receive, or simultaneously receive, a dividend in an amount equal to the dividend payable to holders of our Common Stock.

Right to Receive Liquidation Distributions

In any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed first among the holders of Non-Voting Series A, Non-Voting Series A-1, and Non-Voting Series A-2 together, and then to the holders of Common Stock. The Non-Voting Series A Preferred Stock issued in our concurrent offerings under Regulation Crowdfunding and Regulation D include a preferred liquidation preference in an amount equal to $0.017 per share held (the “Preferred Payment” following the 10-for-1 forward split). This Preferred Payment represents a bonus to those holders, as they paid the equivalent of $0.014 per share and are eligible for a Preferred Payment of $0.017 per share. The Preferred Payment for the Non-Voting Series A-1 Preferred Stock is $0.079 per share. The Preferred Payment for the Non-Voting Series A-2 Preferred Stock is $0.80 per share, which is equal to the per share price in the Company’s Regulation A offering. Once the Company properly files the Nevada SOS Validation, the Fifth A&R Articles will state that the Preferred Payment for the Non-Voting Series A-3 Preferred Stock will be $0.80 per share, which is the Non-Voting Series A-3 Original Issue Price as defined in Article 4.B.2. of our Fifth A&R Articles of Incorporation.

If there are insufficient assets for the Preferred Payment, then the holders of the Non-Voting Series A, A-1, and A-2 Preferred Stock will receive their pro rata share of available assets upon liquidation of the Company. By way of example, if in the event of liquidation the Company were only to have distributable assets of $0.50 for every dollar invested by the preferred stockholders, each holder of Non-Voting Series A Preferred Stock would receive $0.0085 per share held, the Non-Voting Series A-1 Preferred Stock holders would receive $0.0395 per share held, the Non-Voting Series A-2 Preferred Stock holders would receive $0.40 per share held, and the holders of Common Stock would receive nothing. Under the Fifth A&R Articles, the holders of Non-Voting Series A-3 Preferred Stock would be entitled to the same liquidation preference as the holders of the Non-Voting Series A-2 Preferred Stock.

12

Conversion Rights

Upon the occurrence of firm underwriting registered offering (an “IPO”), the Non-Voting Series A, A-1, and A-2 Preferred Stock will automatically convert into voting Common Stock of the Company.

Rights and Preferences

Holders of the company’s Non-Voting Series A, A-1, and A-2 Preferred Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Non-Voting Series A, A-1, and A-2 Preferred Stock.

Common Stock

Voting Rights

Holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of the Stockholders and written actions in lieu of meetings, including the election of directors. There is no cumulative voting.

Dividends

The dividend rights of holders of our Common Stock are subject to, and qualified by, the dividend rights of our Preferred Stock.

Right to Receive Liquidation Distributions

Subject to any rights of the holders of the Non-Voting Preferred Stock, in any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of Common Stock on a pro-rata basis by the number of shares held by each holder.

Rights and Preferences

Holders of the Company’s Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Common Stock.

Fourth Amended and Restated Articles of Incorporation – Forum Selection Provision

Our Articles of Incorporation includes a forum selection provision that requires any claims against us by stockholders involving, with limited exceptions:

●	brought in the name or right of the Corporation or on its behalf;
●	asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the company to the company or the company’s stockholders;
●	arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the Nevada Revised Statutes or any provision of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws;
●	interpret, apply, enforce or determine the validity of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws; or
●	asserting a claim governed by the internal affairs doctrine.

Any of the above actions are required to be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Note, this provision does not apply to any suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction.

13

Fourth Amended and Restated Stockholders Agreement

All holders of the Company’s Common Stock and Non-Voting Series A, A-1, and A-2 Preferred Stock will be subject to our Stockholders Agreement. The following summary is qualified in its entirety by the terms and conditions of the Stockholders Agreement itself. Certain provisions described below may have the effect of delaying, deferring or preventing a change in control of the Company. For details, please see the Fourth Amended and Restated Stockholders Agreement filed as Exhibit 4.1 to the Form 10-12G Registration Statement filed December 20, 2023.

Directors and Management of the Company

Under the Stockholders Agreement, each of Paolo Tiramani and Galiano Tiramani have the sole right to appoint one director, as well as jointly appoint a third director. Additionally, Paolo and Galiano have sole discretion whether to increase or decrease the number of directors on the Board. In the event Paolo and Galiano decide it is in the Company’s best interest to increase the size of the Board, then the new director(s) shall be voted upon and elected by a majority of the stockholders at the next annual meeting. No other stockholder currently has any right to appoint directors to the Company’s board of directors. Moreover, only holders of the Company’s Common Stock have the right to vote their shares, including in an election of the directors as described above. This means that investors will have no control over the management of the Company, or policy setting role of the board of directors. Instead, investors must rely on the efforts of Paolo Tiramani and Galiano Tiramani.

Under the Company’s Fourth Amended and Restated Stockholders Agreement, in the event of a transfer of more than 50% of the Common Stock held by Paolo or Galiano to more than one Permitted Transferees (defined as an affiliate, family member or trust of Paolo or Galiano), then Paolo or Galiano (as applicable) may, but are not required to, assign their right to designate directors to the Permitted Transferees or terminate his portion of such director designation rights. If either Paolo or Galiano no longer own any shares of Common Stock, then such director designation rights shall automatically cease.

Director Designation Rights by 15% Stockholders

In the event a stockholder, other than Paolo or Galiano, acquires 15% or more of the Company’s then-outstanding shares of Common Stock (the “Designating Stockholder”), the Board shall expand by one (1) seat and the Designating Stockholder shall have the right to designate the new director. Once the Designating Stockholder no longer owns at least 15% of the outstanding shares of Common Stock, the right to designate and director shall cease, the term of the director designated by the Designating Stockholder shall expire, and the remaining directors shall decrease the size of the Board to eliminate the vacant seat.

Voting Agreements

Each stockholder holding shares of Common Stock agrees to vote all shares under the stockholder’s control to elect to the Board any individual designated by Paolo, Galiano or a Designating Stockholder (defined above as any holder or 15% or more of the Company’s then-outstanding Common Stock).

Each of Paolo, Galiano and any Designating Stockholder have the right at any time to remove, with or without cause, any director designated by them for election to the Board, and each shall vote all shares of Common Stock owned by Paolo, Galiano and any Designating Stockholder to remove from the Board any individual designated by Paolo, Galiano or any Designating Stockholder. Unless Paolo, Galiano or a Designating Stockholder consent in writing, no other stockholder shall take any action to cause the removal of any directors designated by them.

Supermajority Approval

The Stockholder Agreement further provides for supermajority approval of the voting holders of Common Stock of the Company for the Company to undertake specified actions, including, but not limited to, amending the Articles of Incorporation or Bylaws, appointing or removing the Company’s independent accountant or changing accounting methods or policies other than as required by GAAP, effectuating a change of control of the Company, or elect or remove (with or without cause) any officer of the Company.

Restriction on Transfer

Other than shares of the Company’s Common Stock and Preferred Stock purchased by a stockholder in an offering made in reliance on Regulation A, Tier 2, of the Securities Act, or acquired under the Company’s Amended Stock Incentive Plan, holders of the Common Stock and Non-Voting Series A, A-1, and A-2 Preferred Stock are restricted from transferring their shares acquired, except under limited circumstances following approval of the Board of Directors of the Company. The purpose of this provision is to grant a measure of control to the Board of Director to ensure that any transfer does not result in ownership interests by competitors of the Company, or would create significant burdens or obligations for the Company to comply with federal or state laws. For any transfer approved by the Board of Directors, the transferee will be required to become party to the Stockholders Agreement as well.

14

Right of First Refusal

In the event a stockholder of the Company receives an offer to from a third-party purchaser to sell all or any portion of their shares, that stockholder must first offer to sell their shares to the Company, and then to Paolo or Galiano upon the same terms.

Release of Obligations Upon Transfer

As the Stockholders Agreement applies to senior management of the Company as well as investors in this offering, it includes obligations that may not be applicable to all investors because of their circumstances. For instance, the Stockholders Agreement includes a requirement to maintain the confidentiality of non-public information about the Company. However, an investor who does not serve the Company in the capacity of an employee, executive officer or director would likely only have access to public information, and never encounter an instance in which the investor would incur any liability to the Company for sharing of such information. Other provisions, like the representation about the capacity or authority to enter into the Stockholders Agreement, if breached by the investor, may require corrective actions to be taken, which create liability to the Company by the investor. Further, as noted above, the Stockholders Agreement includes certain restrictions on transfer which must be complied with, otherwise corrective actions would need to be taken, creating a liability to the Company by the investor.

That said, investors will only be subject to the provisions of the Stockholders Agreement while holding the shares of the Company. Should an investor transfer of all the shares held by the investor, in compliance with the Stockholders Agreement, the investor will have no further obligations under the Stockholders Agreement and not be liable to the Company for any action that may be considered a breach of the Stockholders Agreement.

Drag-Along Provision

In the event one or more stockholders intend to sell in the aggregate more than 50% of the Company’s total outstanding shares to a third party, and the third-party conditions such sale on the third party’s ability to purchase all of the Company issued and outstanding share, then the selling stockholders have the right to require each of the other stockholders to sell all of their shares to the third-party purchaser on the same terms and conditions.

Termination of Stockholders Agreement

The Stockholders Agreement will terminate upon the earliest of (1) the consummation of an IPO pursuant to an effective registration statement; (2) a merger or business combination resulting in the Company being traded on a national securities exchange; (3) the date that there are no holders of the Company’s equity securities; (4) dissolution or winding up of the Company; or (5) by unanimous agreement of the stockholders of the Company.

Forum Selection Provision

The Stockholders Agreement requires that any suit or action based on contract or tort, or otherwise to enforce any provision of the Stockholders Agreement be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Judicial District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits that may be brought to enforce contractual rights and obligations under the Stockholders Agreement and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The Stockholders Agreement also provides that investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the Stockholders Agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

15

Spousal Consent

The Company requires that a married investor provide a spousal consent pursuant to the Stockholders Agreement. Furthermore, certain married investors will be required to confirm the consent of their spouse pursuant to the Stockholders Agreement. Married investors in “community property states” (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin) are required to confirm the consent of their spouse to purchase the Company’s securities. A spousal consent is important to the Company because in the event of dissolution of a marriage, or death of the investor with the spouse inheriting the securities in this Offering, the spouse taking possession of the shares will be bound by the terms of the Stockholders Agreement, providing certainty to the Company for the enforcement of the agreement. The Company requires that the spousal consent be provided to the Company within 15 days of confirmation of an investment in the Company. While non-receipt of a spousal consent may result in equitable remedies pursuant to the Stockholders Agreement, it is not a condition of the investment or being a stockholder of the Company. This means that investors whose shares are transferred by reason of dissolution of marriage or death of the investor may be in breach of the Stockholders Agreement if no spousal consent was provided to the Company.

RECENT UNREGISTERED SALES OF SECURITIES

Since December 31, 2019, the Company has engaged in the following offerings of securities (with the number of shared issued adjusted to reflect the 10-for-1 forward stock split effected by the company on November 23, 2021). The proceeds raised in each of these offerings were used to fund the development of the Company’s manufacturing facilities, working capital and compensation of executive officers and employees.

●	From July 14, 2020 through October 10, 2020, the Company sold 76,428,570 shares of Non-Voting Series A Preferred Stock* and the underlying Common Stock into which they convert under Regulation Crowdfunding for a total of $1,070,000. Commission File No. 020-26633.

●	From July 14, 2020 through October 10, 2020, the Company sold to accredited investors 78,730,340 shares of Non-Voting Series A Preferred Stock and the underlying Common Stock into which they convert under Rule 506(c) of Regulation D for a total of $1,102,224.76.

●	From December 2, 2020 through May 22, 2021, the Company sold to no more than 35 purchasers in any 90-calendar day period who were either accredited investors (or the Company reasonably believed immediately prior to the sale that the investor had such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment) 33,349,920 shares of Non-Voting Series A Preferred Stock and the underlying Common Stock into which they convert under Rule 506(b) of Regulation D for a total of $566,950.00. In connection with this offering, the Company provided investors with an offering memorandum that provided the information required by Part 2 of Form 1-A under Regulation A, and audited financial statements for the fiscal years ended December 31, 2019 and 2018.

●	From November 17, 2020, through April 1, 2022, the Company sold Convertible Promissory Notes to accredited investors, which converted into shares of Non-Voting Series A-1 Preferred Stock* on April 1, 2022, under Rule 506(c) of Regulation D for a total of $44,800,271.

●	From May 3, 2021, through November 13, 2021, the Company sold 68,097,240 shares of Non-Voting Series A-1 Preferred Stock and the underlying shares of Common Stock into which they convert under Regulation Crowdfunding for a total of $4,834,904. Commission File No. 020-28025.

●	On March 31, 2022, the Company commenced a Regulation A offering in which it sold Non-Voting Series A Preferred Stock, Non-Voting Series A-1 Preferred Stock, Non-Voting Series A-2 Preferred Stock* and the underlying shares of Common Stock into which they convert. The Regulation A offering also included selling securityholders selling Common Stock. The offering terminated on January 12, 2023, by which time the Company had sold 5,913,600 shares of Non-Voting Series A Preferred Stock for a total of $82,533; 741,700 shares of Non-Voting Series A-1 Preferred Stock for a total of $593,360; 81,064,147 shares of Non-Voting Series A-2 Preferred Stock for a total of $64,850,262; and the selling securityholders sold 12,488,400 shares of Common Stock for a total of $9,990,720. Commission File No. 024-11419.

16

●	From August 25, 2022 through February 20, 2023, the Company sold 5,913,887 shares of Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert for a total of $4,731,110 in reliance on Regulation Crowdfunding. Commission File No. 020-30797.

●	Beginning November 23, 2021, the Company commenced an exempt offering of Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert pursuant to Rule 506(c) of Regulation D. The Company closed the offering August 31, 2023, having sold to accredited investors 45,010,800 shares for gross proceeds of $33,836,584.

●	On June 15, 2023, the Company engaged in a statutory merger with an affiliated corporation, 500 Group, in which the Company exchanged 37,500,000 shares of Non-Voting Series A-2 Preferred Stock in exchange for 500 Group’s 100 outstanding shares of Common Stock in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. For details, see Item 2, above.

●	Between September 18 and October 9, 2023, the Company conducted an offering of its Non-Voting Series A-2 Preferred Stock in reliance on Regulation Crowdfunding. The Company sold 4,078,982 shares of Non-Voting Series A-2 Preferred Stock for gross proceeds of approximately $3,263,186. Commission File No. 020-32926.

●	Between February 17, 2023, through December 12, 2023, the date of our most recent closing, the Company sold 388,082 shares of Non-Voting Series A-2 Preferred Stock to accredited investors in Canada for gross proceeds of $310,466 through Frontfundr.com. In this offering, all sales are made through FrontFundr Financial Services Inc. (“FrontFundr”), which is registered as an exempt market dealer in British Columbia, Alberta, Ontario, Manitoba, New Brunswick, Nova Scotia, Saskatchewan and Quebec, and the Company has complied with prospectus exemption requirements. That offering is strictly limited to residents of those specific Canadian provinces, which is confirmed by FrontFundr.

●	Beginning September 1, 2023, the Company commenced an exempt offering of Non-Voting Series A-3 Preferred Stock and the underlying shares of Common Stock into which they convert to accredited investors pursuant to Rule 506(c) of Regulation D. As of March 6, 2024, the Company sold 8,343,400 shares for gross proceeds of $4,184,141.

* All classes of Preferred Stock convert into Common Stock upon the Company undertaking a firm underwriting registered offering (an “IPO”) or an offering under Regulation A.

17

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement by mailing the Company at BOXABL Inc., Attention: Investor Relations Manager, 5345 E. N. Belt Road, North Las Vegas, NV 89115, by calling 1 (888) 893-1476, or by e-mail to invest@BOXABL.com.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q and current reports on Form 8-K with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March X, 2024, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, none of the Actions described above will become effective until at least forty (40) calendar days after the Notice of Internet Availability of Information Statement (the “Notice”) is first made available to our Stockholders.

This Information Statement is expected to be made available on or about March X, 2024 to all Stockholders of record at March X, 2024.

By Order of the Board of Directors,

/s/ Paolo Tiramani
Paolo Tiramani, CEO

18

Appendix A

FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION OF BOXABL INC.

Boxabl Inc., a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the “NRS”),

DOES HEREBY CERTIFY:

l. That the name of the corporation is Boxabl Inc., and that the corporation was originally organized as a Nevada limited liability company pursuant to the Chapter 86 NRS on December 2, 2017, under the name Boxabl, LLC.

2. The corporation converted from a Nevada limited liability company into a Nevada corporation on June 16, 2020, pursuant to Chapter 92A of the NRS.

3. The corporation previously amended and restated its Articles of Incorporation on June 23, 2020.

4. The corporation further amended and restated its Articles of Incorporation on July 8, 2020, March 11, 2021 and November 23, 2021.

5. That the corporation’s Board of Directors (the “Board”) duly adopted resolutions proposing to amend and restate the Amended and Restated Articles of Incorporation of this corporation currently in effect, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor.

6. That the following amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 78.390 of the NRS.

7. That these Fifth Amended and Restated Articles of Incorporation, which amend the provisions of the Corporation’s Amended and Restated Articles of Incorporation currently in effect, have been duly adopted in accordance with Sections 78.315 and 78.320 of the NRS.

RESOLVED, that the Amended and Restated Articles of Incorporation of this corporation currently in effect be amended and restated in their entirety to read as follows:

First: The name of this corporation is Boxabl Inc. (the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Nevada is 5345 E. North Belt Road, North Las Vegas 89115. The name of its registered agent at such address is Paolo Tiramani.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the NRS.

1

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,000,000,000, consisting of (a) 6,600,000,000 shares of Common Stock, $0.00001 par value per share (“Common Stock”) and (b) 13,400,000,000 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”). The Board is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions adopted by the Board providing for the issuance of such series and as may be permitted by the NRS, including, without limitation, the authority to provide that any such series may be (a) subject to redemption at such time or times and at such price or prices, (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, or (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, all as may be stated in such resolution or resolutions.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

B. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 250,000,000 shares, the second series of Preferred Stock shall be designated “Series A-1 Preferred Stock” and shall consist of 1,100,000,000 shares, the third series of Preferred Stock shall be designated “Series A-2 Preferred Stock” and shall consist of 2,050,000,000 shares, and the fourth series of Preferred Stock shall be designated as “Series A-3 Preferred Stock” and shall consist of 8,750,000,000 shares, and 1,250,000,000 unclassified Preferred Stock, which Preferred Stock shall be entitled and subject to the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

2

1. Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount equal to the dividend payable on each outstanding share of Common Stock.

2. Liquidation, Dissolution or Winding Up: Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof: an amount per share equal to the greater of (a) with respect to the holders of Series A Preferred Stock, (i) one (1) times the Series A Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock on a 1:1 (i.e., l share of Series A Preferred Stock for 1 share of Common Stock) basis immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to clause (a) of this sentence is hereinafter referred to as the “Series A Liquidation Amount”), (b) with respect to the holders of Series A-1 Preferred Stock, (i) one (1) times the Series A-1 Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-1 Preferred Stock been converted into Common Stock on a 1:1 (i.e., 1 share of Series A-1 Preferred Stock for 1 share of Common Stock) basis immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to clause (b) of this sentence is hereinafter referred to as the “Series A-1 Liquidation Amount”) , (c) with respect to the holders of Series A-2 Preferred Stock, (i) one (1) times the Series A-2 Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-2 Preferred Stock been converted into Common Stock on a 1:1 (i.e., 1 share of Series A- 2 Preferred Stock for 1 share of Common Stock) basis immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to clause (c) of this sentence is hereinafter referred to as the “Series A-2 Liquidation Amount”), and (d) with respect to the holders of Series A-3 Preferred Stock, (i) one (1) times the Series A-3 Original Issue Price (as defined below), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-3 Preferred Stock been converted into Common Stock on a 1:1 (i.e., 1 share of Series A-3 Preferred Stock for 1 share of Common Stock) basis immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to clause (d) of this sentence is hereinafter referred to as the “Series A-3 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series A Original Issue Price” shall mean $0.17 per share, the “Series A-1 Original Issue Price” shall mean $0.79 per share, the “Series A-2 Original Issue Price” shall mean $8.00, and the “Series A-3 Original Issue Price” shall mean $0.80 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, or the Series A-3 Preferred Stock, as the case may be. Following the Company’s 10-for-1 split, which was effective on November 23, 2021, the adjusted Series A Original Issue Price, Series A-1 Original Issue Price, and Series A-2 Original Issue Price is $0.017, $0.079, and $0.80 respectively.

3

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Series A Liquidation Amounts, all Series A-1 Liquidation Amounts, all Series A-2 Liquidation Amounts, and all Series A-3 Liquidation Amounts required to be paid to the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, and Series A-3 Preferred Stock, respectively, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Section 2.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least fifty-one percent (51%) of the outstanding shares of Preferred Stock, acting together as a single class on an as-converted basis (the “Requisite Holders”), elect otherwise by written notice sent to the Corporation at least fifteen (15) days prior to the effective date of any such event:

(a) a merger, consolidation or statutory share exchange in which:

(i) the Corporation is a constituent party; or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger, consolidation or statutory share exchange involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation or statutory share exchange continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation, or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

4

(b) (1) the sale, transfer or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, statutory share exchange, sale, transfer, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board.

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event, and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting. To the fullest extent permitted under the NRS and other applicable law, the holders of Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote, including, without limitation, any voting right otherwise afforded to the holders of Preferred Stock under NRS 78.2055, NRS 78.207 or NRS 78.390, which are hereby denied.

5

4. Mandatory Conversion.

4.1 Trigger Events. At such date and time as is specified by the Board in connection with, but prior to, (a) the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (b) an offering of shares of Common Stock to the public pursuant to Regulation A of the Securities Act of 1933, as amended (such date and time is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock on a 1:1 (i.e., 1 share of Preferred Stock for 1 share of Common Stock) basis, and (ii) such shares may not be reissued by the Corporation.

4.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 4. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 4.1, including the rights, if any, to receive notices (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 4.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (b) pay any declared but unpaid dividends on the shares of Preferred Stock converted.

4.3 Effect of Mandatory Conversion. All shares of Preferred Stock shall, from and after the Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any declared but unpaid dividends. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6

5. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any rights granted to the holders of Preferred Stock following redemption.

6. Waiver. Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

7. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the NRS, and shall be deemed sent upon such mailing or electronic transmission.

Fifth: Subject to any additional vote required by the Articles of Incorporation or bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

Sixth: Subject to any additional vote required by the Articles of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the bylaws of the Corporation.

Seventh: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Eighth: Meetings of stockholders may be held within or without the State of Nevada, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the bylaws of the Corporation.

Ninth: To the fullest extent permitted under the NRS and other applicable law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the NRS or any other law of the State of Nevada is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS or any other law, as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

7

Tenth: To the fu1lest extent permitted under the NRS (including, without limitation, NRS 78.7502, NRS 78.751 and 78.752) and other applicable law, the Corporation shall indemnify any current and former directors and officers of the Corporation in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Corporation. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS and other applicable law. If the NRS or any other law of the State of Nevada is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS or any other law, as so amended. Any amendment to or repeal of any provision or section of this Article Tenth shall be prospective only, and shall not apply to or have any effect on the right or protection of, or the liability or alleged liability of, any current or former director or officer of the Corporation existing prior to or at the time of such amendment or repeal. In the event of any conflict between any provision of this Article Tenth and any other article of the Articles of Incorporation, the terms and provisions of this Article Tenth shall control.

Eleventh: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (a) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (b) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (a) and (b) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability.

Twelfth: To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws, (d) to interpret, apply, enforce or determine the validity of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws or (e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor.

8

Thirteenth: For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under the Articles of Incorporation from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board (in addition to any other consent required under the Articles of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

Fourteenth: To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) the Articles of Incorporation (including Article Twelfth), (b) the bylaws, and (c) any amendment to the Articles of Incorporation or the bylaws enacted or adopted in accordance with the Articles of Incorporation, the bylaws and applicable law.

Fifteenth: Notwithstanding anything to the contrary in these Articles of Incorporation or the bylaws, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

Sixteenth: At such time, if any, as the Corporation becomes a “resident domestic corporation” (as defined in NRS 78.427), the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

9